Exhibit 99.1

Press Release

SGH to Divest Majority Stake of SMART Modular Brazil

MILPITAS, Calif.– June 13, 2023 – SMART Global Holdings, Inc. (“SGH” or the “Company”) (NASDAQ: SGH) today announced that the Company, through its wholly owned subsidiary SMART Modular Technologies (LX) S.à.r.l., has entered into an agreement to sell an 81% interest in SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda. (“SMART Brazil”) to Lexar Europe B.V., an affiliate of Shenzhen Longsys Electronics Co., Ltd. for approximately $166 million in cash consideration. The purchase price values 100% of SMART Brazil at an initial enterprise value of $205 million.

SMART Brazil operates as a stand-alone business focused on the Brazil market. It assembles and tests modules for electronics manufacturers that sell devices to Brazilian consumers. These manufacturers turn to SMART Brazil for reliable, standards-based modules that are assembled in Brazil.

“The majority divestiture of our standards-based, commodity module business in Brazil will enable SGH to focus on our strategy of delivering high-performance, high-availability solutions to our enterprise customers,” said Mark Adams, chief executive officer of SGH. “This transaction will strengthen our financial position, enabling us to increase our strategic investments into domestic research and development, and US-based production of advanced technologies.”

Transaction Summary

Under the terms of the agreement, the purchase price values 100% of SMART Brazil at an initial enterprise value of $205 million. This amount has two separate components, an upfront value of $170 million and a deferred value of $35 million.

At closing, SGH will receive an upfront cash purchase price of $137.7 million (81% of $170 million), subject to certain customary adjustments, for 81% of SMART Brazil’s outstanding equity. Eighteen months following the closing SGH will receive a deferred cash payment of $28.35 million (81% of $35 million).

In addition to the upfront and deferred cash payments, SGH will retain a 19% interest in SMART Brazil. During three exercise windows between 2027 and 2029, the parties have a put and call feature for the remaining stake at a put/call price that values 100% of the Brazil business at 7.5x its fiscal year net income. For example, if the put/call were exercised in 2027, the referenced net income would be fiscal year 2026. SGH would receive 19% of such value at, and subject to, the exercise of the put or call.

The transaction is expected to close by the end of calendar year 2023, subject to required regulatory approvals and satisfaction of customary closing conditions.

SGH expects this transaction to be accretive to its non-GAAP gross margins immediately post-closing; for reference, sales for SMART Brazil were approximately $114 million for the first half of SGH’s fiscal 2023. In connection with the transaction, SGH expects to recognize a number of one-time items, including transaction-related costs as well as a non-cash charge to operations for the accumulated translation adjustment balance related to the deconsolidation of the operations of SMART Brazil.

Third Quarter Fiscal 2023 Quarterly Financial Conference Call

During SGH’s third quarterly fiscal 2023 earnings webcast and conference call scheduled after market close on Thursday, June 29, 2023, the leadership team will discuss the SMART Brazil divestiture.

•	Date: Thursday, June 29, 2023

•	Time: 1:30 p.m. Pacific Daylight Time (PDT)/4:30 p.m. Eastern Daylight Time (EDT)

•	Webcast Information: To access the live webcast, visit: SGH Q3 FY23 Earnings Call Webcast

•	Conference Call Information: Participants may also listen to the conference call by dialing: +1 833 470 1428 (domestic) or +1 929 526 1599 (international), using the access code 177936.

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Replay Information: An archived version of the webcast will be available on the SGH investor relations website for approximately one year after the webcast date at https://ir.sghcorp.com. In addition, a telephonic replay of the call will be accessible for one week after the conference call by dialing +1 866 813 9403 (domestic) or +44 204 525 0658 (international), using the access code 925273.

Advisors

In connection with the transaction, Bank Itau is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to SGH.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to, statements concerning or regarding the divestiture and other transactions contemplated by the agreement, including SGH’s business strategy and plans and objectives for future operations following the divestiture, the expected timing of the closing of the divestiture, the anticipated impact of the divestiture on SGH’s non-GAAP gross margins immediately post-closing and the expected recognition of certain one-time items.

These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “could,” and other words of similar meaning. Forward-looking statements provide SGH’s current expectations or forecasts of future events, circumstances, results or aspirations and are subject to a number of significant risks, uncertainties and other factors, many of which are outside of SGH’s control, including but not limited to inability to obtain or delays in obtaining all regulatory approvals and otherwise completing all steps required to consummate the transactions contemplated by the agreement; issues, delays or complications in consummating the transactions contemplated by the agreement; incurring unanticipated costs in consummating the transactions contemplated by the agreement; risks and uncertainties relating to the operations of the business post-closing; global business and economic conditions and growth trends in technology industries; uncertainties in the geopolitical environment; uncertainties in the global macroeconomic environment; changes in currency exchange rates; and changes to applicable tax regimes or rates. These risks, uncertainties and factors could cause SGH’s actual results to differ materially from those set forth in such forward-looking statements. These and other risks, uncertainties and factors are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission. In addition, such risks, uncertainties and factors as outlined above and in such filings do not constitute all risks, uncertainties and factors that could cause actual results of SGH to be materially different from such forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, SGH does not undertake to update the forward-looking statements contained in this press release to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.

About SGH

At SGH, we design and develop high-performance, high-availability, enterprise solutions that help our customers solve for the future. Across our computing, memory, and LED lines of business, we focus on serving our customers by providing deep technical knowledge and expertise, custom design engineering, build-to-order flexibility, and a commitment to best-in-class quality.

Learn more about us at SGHcorp.com.

Investors:

Suzanne Schmidt

Investor Relations

(510) 360-8596

ir@sghcorp.com

PR:

Valerie Sassani

VP Marketing and Communications

(510) 941-8921

pr@sghcorp.com

John Christiansen

FGS Global

SGH@fgsglobal.com